                   AMENDMENT TO CASH COLLATERAL USE AGREEMENT

          This AMENDMENT TO CASH COLLATERAL USE AGREEMENT (this "Agreement") is made and entered into as of March 11, 2003 by and among Atchison Casting
Corporation, a Kansas corporation (the "Borrower"), Amite Foundry and Machine,
Inc., Prospect Foundry, Inc., Quaker Alloy, Inc., Kramer International, Inc.,
Empire Steel Castings, Inc., La Grange Foundry Inc., The G&C Foundry Company,
Los Angeles Die Casting Inc., Pennsylvania Steel Foundry & Machine Company,
Springfield Iron Corp. (f/k/a Jahn Foundry Corp.), Inverness Castings Group,
Inc., Du-Wel Products, Inc., Davis Casting and Assembly, Inc., Claremont
Foundry, Inc. (collectively, the "Original Guarantors"), PrimeCast Incorporated
("PrimeCast"; the Company and the Original Guarantors and PrimeCast being hereinafter referred to collectively as the "Obligors") and Harris Trust and
Savings Bank ("Harris"), Commerce Bank, N.A., U.S. Bank National Association,
Key Bank National Association, Comerica Bank, Hibernia National Bank, National
Westminster Bank Plc, Wells Fargo Bank, National Association (collectively, the
"Banks") and Teachers Insurance and Annuity Association of America ("TIAA"; the
Banks and TIAA being hereinafter collectively referred to as the "Lenders") and
Harris in its capacity as agent for the Banks (the "Bank Agent") and as collateral agent for the Lenders (the "Collateral Agent").

                                   WITNESSETH:

         WHEREAS, the Obligors, the Lenders, the Bank Agent and the Collateral
Agent entered into a Cash Collateral Use Agreement dated as of December 18, 2001
(such Cash Collateral Use Agreement, as the same has been amended, waived, or otherwise modified prior to the date hereof, being referred to herein as the
"Cash Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Cash Agreement.

         WHEREAS, contemporaneously herewith the Lenders and the Obligors have entered into certain forbearance arrangements (collectively, the "Forbearance
Extensions"), pursuant to which, among other things, the Lenders have agreed to extend the periods during which they forebear from certain enforcement actions as to the Financing Agreements until April 3, 2003 or such earlier date as is set forth in such Forbearance Extensions (the "Forbearance End Date").

         NOW, THEREFORE, upon the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, TIAA, the Collateral Agent and each of the
Banks agree as follows:

SECTION 1.           AMENDMENTS.

         Subject to the terms and conditions of this Amendment, the Cash
Agreement is hereby amended as follows:

                   (a) The fourth sentence of Section 4.1 of the Cash Agreement is hereby amended in its entirety to read as follows:

                  "In addition, the Collateral Agent shall be free in its sole discretion to elect not to transfer money to the Disbursement
                  Accounts:

                           (i) for any proposed item that is not reflected in
                  the Operating Period Budget;

                           (ii) if on a monthly basis an actual itemized
                  individual expense or category of expenditure exceeds that set forth in the Operating Period Budget by: (A) 25%, in the case of expenditures for a given week and (B) 10%, in the case of expenditures for a given month and (C) $500,000 for aggregate expenditures during the forecast period from December 1, 2002 through April 3, 2003; or

                           (iii) upon the occurrence of the Forbearance End
                  Date.

                  For purposes of the foregoing clause (ii), La Grange Foundry
                  Inc., Canadian Steel Foundries, Ltd., Empire Steel Castings,
                  Inc. and PrimeCast, Inc. shall be excluded from the variance calculations."

SECTION 2. CONDITIONS OF EFFECTIVENESS.

         This Amendment shall become effective when and only when the Collateral
Agent shall have received counterparts of this Amendment executed by the
Obligors and the Requisite Lenders.

SECTION 3.           EXPENSES.

         The Borrower agrees to pay on demand all costs and expenses of the
Lenders, the Bank Agent and the Collateral Agent incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment and the administration of the Cash Agreement (as amended hereby) and the transactions contemplated by the Cash Agreement (as amended hereby), including the reasonable fees and expenses of counsel to the Lenders, the Bank Agent and the Collateral
Agent.

SECTION 4.           CASH AGREEMENT REMAINS EFFECTIVE.

         Except as expressly set forth in this Amendment, the Cash Agreement remains unchanged and in full force and effect. Without limiting the foregoing, the Obligors shall comply with all of the terms, conditions, and provisions of the Cash Agreement (as modified hereby) except to the extent such compliance is irreconcilably inconsistent with the express provisions of this

                                      -2-

Amendment. All references in the Cash Agreement to the term "Forbearance End
Date" shall mean the Forbearance End Date as defined herein.

SECTION 5.           INTEGRATION.

         This Amendment is intended by the parties which are signatories hereto as a final expression of their agreement as to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of that agreement.

SECTION 6.           COUNTERPARTS.

         This Amendment may be executed in any number of counterparts, each which shall be deemed an original, but all of which together shall constitute but one instrument.

SECTION 7.           GOVERNING LAW.

         This Amendment shall be deemed to be executed and has been delivered and accepted in Chicago, Illinois by signing and delivering it there. Any dispute between the parties hereto arising out of, connected with, related to, or incidental to this Amendment, and whether arising in contract, tort, equity, or otherwise shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

                           [NO FURTHER TEXT THIS PAGE]

                                      -3-

         This Amendment is entered into between the parties hereto as of the date and year first above written.

                                   ATCHISON CASTING CORPORATION
                                   AMITE FOUNDRY AND MACHINE, INC.
                                   PROSPECT FOUNDRY, INC.
                                   QUAKER ALLOY, INC.
                                   KRAMER INTERNATIONAL, INC.
                                   EMPIRE STEEL CASTINGS, INC.
                                   LAGRANGE FOUNDRY INC.
                                   THE G&C FOUNDRY COMPANY
                                   LOS ANGELES DIE CASTING INC.
                                   PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
                                   SPRINGFIELD IRON CORP. (f/k/a Jahn Foundry Corp.)
                                   INVERNESS CASTINGS GROUP, INC.
                                   DU-WEL PRODUCTS, INC.
                                   DAVIS CASTING AND ASSEMBLY, INC.
                                   CLAREMONT FOUNDRY, INC.

                                   By  /s/ Kevin T. McDermed
                                      Title:  Vice President

                                   PRIMECAST INCORPORATED

                                   By  /s/ William Jonas
                                      Title:  Vice President

                                      -4-

                                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                   By:  /s/ Ho Young Lee
                                      Title: Associate Director
                                             Special Situations

                                   HARRIS TRUST AND SAVINGS BANK, in its individual
                                      capacity as a Bank, as Agent and as Collateral
                                      Agent

                                   By:  /s/ Betzaida Erdelyi
                                      Title: Vice President

                                   COMMERCE BANK, N.A.

                                   By:  /s/ Dennis R. Block
                                      Title: Senior Vice President

                                   U.S. BANK NATIONAL
                                      ASSOCIATION (f/k/a
                                      Firstar Bank N.A.)
                                      (f/k/a Firstar Bank
                                      Midwest, N.A.)
                                      (f/k/a Mercantile
                                      Bank)

                                   By: /s/ Craig D. Buckley
                                      Title: Vice President

                                   COMERICA BANK

                                   By:   /s/ Ernest M. Zarb
                                      Title: Senior Vice President

                                   HIBERNIA NATIONAL BANK

                                   By:
                                      Title:

                                      -5-

                                   NATIONAL WESTMINSTER BANK PLC

                                   Nassau Branch

                                   By:
                                      Title:________________________________________________

                                   New York Branch

                                   By:
                                      Title:________________________________________________

                                   WELLS FARGO BANK,
                                      NATIONAL
                                      ASSOCIATION
                                      (successor by
                                      merger to Norwest
                                      Bank Minnesota,
                                      N.A.)

                                   By:
                                      Title:________________________________________________

                                   KEY BANK NATIONAL ASSOCIATION

                                   By:  /s/ Arthur E. Cutler
                                      Title: Senior Vice President

                                      -6-